UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia, 23059

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (804) 433-1522

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Straight Path Communications Inc. (“Straight Path”) entered into a Loan Agreement, dated as of February 6, 2017 (the “Loan Agreement”) with a syndicate of investors led by CF Special Situation Fund I, LP (collectively, the “Lenders”). Pursuant to the terms of the Loan Agreement, the Lenders lent Straight Path an aggregate of $17.5 million represented by secured promissory notes made by Straight Path (the “Notes”) and Straight Path issued warrants to purchase Class B common stock of Straight Path to the Lenders (the “Warrants”). Straight Path’s obligations under the Loan Agreement and the Notes were secured by security interests in certain assets and guaranteed by certain subsidiaries of Straight Path pursuant to security agreements (the “Security Agreements”). A copy of the Loan Agreement, including forms of the Notes and Warrants, was filed as Exhibit 10.1 to Straight Path’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2017 and is incorporated herein by reference.

In connection with the closing of the Merger described in Item 2.01 below, the Loan Agreement was terminated and the Notes were repaid in full on February 22, 2018. Pursuant to the terms of the Loan Agreement, the Security Agreements and the guarantees provided thereunder automatically terminated upon the payment in full of the obligations owed by Straight Path under the Loan Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 11, 2017, Straight Path, Verizon Communications Inc. (“Verizon”), and Waves Merger Sub I, Inc. (“Merger Sub”), a wholly-owned subsidiary of Verizon, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub would be merged with and into Straight Path (the “Merger”) with Straight Path surviving the Merger as a direct, wholly-owned subsidiary of Verizon.

On February 28, 2018 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Straight Path, with Straight Path surviving the Merger as a direct, wholly-owned subsidiary of Verizon.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of Straight Path and each share of Class B common stock, par value $0.01 per share, of Straight Path (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Verizon, Merger Sub or any other direct or indirect subsidiary of Verizon, and Shares owned by Straight Path or any direct or indirect subsidiary of Straight Path, and in each case not held on behalf of third parties) was converted into the right to receive 3.7969 validly issued, fully paid in and nonassessable shares (the “Merger Consideration”) of common stock of Verizon, par value $0.10 per share (“Verizon Shares”). Straight Path shareholders will receive cash in lieu of any fractional Verizon Shares issued as a result of the Merger.

In connection with the closing of the Merger, all shares of Straight Path Class B common stock, which traded on the NYSE American under the symbol “STRP”, were suspended from trading on the NYSE American prior to the opening of trading on February 28, 2018 and are in the process of being formally delisted from the NYSE American.

The foregoing description of the Merger and the Merger Agreement does not purport to be a complete description and is qualified in all respects by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Straight Path’s Current Report on Form 8-K filed with the SEC on May 11, 2017, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Straight Path notified the NYSE American that each share of Straight Path common stock was automatically converted into the right to receive the Merger Consideration, as described in Item 2.01 above. All shares of Straight Path Class B common stock, which traded on the NYSE American under the symbol “STRP”, were suspended from trading on the NYSE American prior to the opening of trading on February 28, 2018. Straight Path has requested that the NYSE American file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of Straight Path Class B common stock from the NYSE American and the deregistration of Straight Path common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Straight Path expects that, in accordance with its request, the NYSE American will file the Form 25 with respect to Straight Path common stock on February 28, 2018. Straight Path intends to file a Form 15 with the SEC with respect to Straight Path common stock, requesting the termination of registration under Section 12(g) of the Exchange Act and suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth in Items 2.01, 3.01 and 5.03 are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On February 28, 2018, a change in control of Straight Path occurred when Merger Sub merged with and into Straight Path, with Straight Path surviving the Merger as a direct, wholly-owned subsidiary of Verizon.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

In connection with the closing of the Merger and pursuant to the Merger Agreement, each member of the Straight Path board of directors resigned as of the Effective Time. The members of Straight Path’s board of directors immediately prior to the Effective Time were: Davidi Jonas, K. Chris Todd, William F. Weld and Fred S. Zeidman.

In connection with the closing of the Merger and pursuant to the Merger Agreement, each of the executive officers of Straight Path resigned as of the Effective Time. The executive officers of Straight Path immediately prior to the Effective Time were: Davidi Jonas (Chief Executive Officer and President), Jonathan Rand (Chief Financial Officer), Zhouyue (Jerry) Pi (Chief Technology Officer) and David Breau (General Counsel).

Appointment of Certain Directors and Officers

In connection with the closing of the Merger and pursuant to the Merger Agreement, effective as of the Effective Time, the directors and officers of Merger Sub at the Effective Time were appointed as the directors and officers of Straight Path. The members of Merger Sub’s board of directors immediately prior to the Effective Time were: Steven R. Smith, John Townsend and Micki Chen. The officers of Merger Sub immediately prior to the Effective Time were: Steven R. Smith (President), John Townsend (Senior Vice President and Chief Financial Officer), Micki Chen (Senior Vice President, Secretary and General Counsel), Scott Krohn (Senior Vice President and Treasurer), Abdulaziz Shroff (Vice President and Assistant Treasurer), Kee Chan Sin (Vice President and Assistant Treasurer), William Van Saders (Vice President – Taxes), Joseph Greco (Vice President – Taxes), Chris Jentile (Vice President – Taxes), Todd McGee (Vice President – Taxes), John Vazquez (Vice President and Assistant Secretary), Mario Manniello (Vice President – Taxes), Mike McCoy (Vice President – Taxes), Richard Jankin (Vice President – Taxes), Devendra Mahida (Vice President – Taxes), Dana Kahney (Assistant Secretary), Karen Shipman (Assistant Secretary) and J. Daniel Mason (Assistant Secretary).

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On the Closing Date, Straight Path filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of Straight Path as the surviving corporation in the Merger, except that all references to Merger Sub were replaced with the name of Straight Path. At the Effective Time, the certificate of incorporation of Straight Path as in effect immediately prior to the Effective Time remained the certificate of incorporation of Straight Path as the surviving corporation of the Merger. Following the Effective Time, Straight Path filed with the Secretary of State of the State of Delaware a certificate of amendment to amend and restate its certificate of incorporation.

A copy of the Second Amended and Restated Certificate of Incorporation of Straight Path is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Amended and Restated Bylaws of Straight Path in effect immediately following the Effective Time is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On the Closing Date, Straight Path issued a press release relating to the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Index

The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of May 11, 2017, by and among Straight Path, Verizon and Merger Sub (incorporated herein by reference to Exhibit 2.1 to Straight Path’s Current Report on Form 8-K filed May 11, 2017).

3.1	Second Amended and Restated Certificate of Incorporation of Straight Path Communications Inc., dated February 28, 2018.

3.2	Amended and Restated Bylaws of Straight Path Communications Inc., dated February 28, 2018.

99.1	Press Release, dated February 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

Dated: February 28, 2018	By:	/s/ Steven R. Smith
Name: Steven R. Smith
Title: President

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